UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

LENNOX INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd. Richardson, Texas	75080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 2, 2008, Lennox International Inc. (the “Company”) announced that its Board of Directors approved a new share repurchase program for $300 million, pursuant to which the Company plans to repurchase shares of its common stock, par value $.01 per share, through open market transactions. Based on the closing price of the Company’s common stock on May 30, 2008, a $300 million share repurchase would represent over 15% of the Company’s market capitalization. The Company also announced that it had completed the $500 million share repurchase program announced on July 25, 2007. A copy of the press release, dated June 2, 2008, is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: June 2, 2008

By: /s/ Kenneth C. Fernandez
Name: Kenneth C. Fernandez
Title: Associate General Counsel

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated June 2, 2008.

4